EXHIBIT 23.3

CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference in Registration Statement Nos. 333-197311 and 333-213950 on Form S-3 and Nos. 333-184214 and 333-189684 on Form S-8 of our report dated March 11, 2016, relating to the financial statements of Ohio Condensate Company, L.L.C. as of and for the years ended December 31, 2015 and 2014, appearing in this Annual Report on Form 10-K of Summit Midstream Partners, LP for the year ended December 31, 2016.
/s/ DELOITTE & TOUCHE LLP
Denver, Colorado
February 27, 2017

EX 23.3-1